UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 2, 2018
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On July 19, 2018, Finjan Holdings, Inc. (the “Company”) and Columbia REIT - University Circle, L.P., a Delaware limited partnership (“Landlord”), entered into an Office Lease Agreement (the “Lease”), dated as of July 5, 2018 (with a confirmed original copy received on August 2, 2018), pursuant to which the Company will lease 8,234 square feet of office space located at 2000 University Avenue, Suite 600, East Palo Alto, CA 94303 (the “Premises”) from the Landlord. Beginning on the Lease commencement date of October 1, 2018 through June 30, 2023 (such period, the “Term”), the Company will owe to Landlord an initial annual base rent of $741,060, payable in monthly installments, unless earlier terminated by either party in accordance with the Lease. The annual rental rate is subject to an approximate 3.5% increase each year. The Company shall also pay Landlord as additional rent the Company’s proportionate share of operating charges for each calendar year (or partial year) of the Term. Upon execution of the Lease, the Company delivered a letter of credit in the amount of $212,684.22 to be held and applied (or returned) in accordance with the Lease. The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease.

A copy of the Lease is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Office Lease Agreement, dated July 5, 2018, by and between Finjan Holdings, Inc. and Columbia REIT – University Circle, L.P.”

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: August 3, 2018	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer